April 28, 2006

William Sullivan
264 Water Street
New York, NY 10038

This letter sets forth proposals for the amendment of your employment agreement with Franklin Credit Management Corporation, dated as of February 1, 2006.

1.	We hereby propose to amend Section 4(a) of your employment agreement to read as follows:

Salary. Employee shall receive an annual salary of $275,000.00, effective March 16, 2006, payable on a semimonthly basis. Not less than annually, the Company shall review Employee’s base compensation.

2.
We hereby further propose to amend your employment agreement such that, effective April 1, 2006, your title shall be Executive Vice President of Servicing and you shall perform the duties commensurate with such position.

If you agree to the foregoing, please sign where indicated below and return the signed copy to me. Otherwise, the agreement will continue in full force and effect, without amendment.

Sincerely,

FRANKLIN CREDIT MANAGEMENT CORPORATION

________________________________
Name: Gordon Jardin
Title: CEO

AGREED AND ACCEPTED

____________________________
William F. Sullivan